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                                                                     Exhibit 4.2

                            RESTATED CERTIFICATE OF TRUST
                                         OF
                                STAR CAPITAL TRUST I

        THIS Restated Certificate of Trust of Star Capital Trust I (the "Trust"), dated as of June 8, 1997, is being duly executed and filed by The First National Bank of Chicago, First Chicago Delaware Inc., James D. Hogan, Bruce Barnes and Jennie P. Carlson, as trustees, to restate the original Certificate of Trust of the Trust, which was filed on June 6, 1997, with the Secretary of State of the State of Delaware under the Delaware Business Trust Act (12 Del. C. Section 3801. et seq.).

        The Certificate of Trust is hereby restated in its entirety to read as follows:

        1.  Name. The name of the business trust formed hereby is Star Capital
I.

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

        3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Restated Certificate of Trust as of the date first above written.



                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, as trustee


                                        By: /s/ John R. Prendiville
                                            -----------------------
                                        Name:  John R. Prendiville
                                        Title: Vice President



                                        FIRST CHICAGO DELAWARE INC., as
                                        trustee

                                        By: /s/ John R. Prendiville
                                            -----------------------
                                        Name:   John R. Prendiville
                                        Title:  Vice President